As filed with the Securities and Exchange Commission on June 17, 2026

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

36Kr Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building B6, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing, 100015, People’s Republic of China +86 10 8965-0708
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

2019 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 +1 800-221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Xiang Li Chief Financial Officer Building B6, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing, 100015, People’s Republic of China +86 10 8965-0708	Li He, Esq. Davis Polk & Wardwell LLP c/o 10th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 159,370,000 Class A ordinary shares, par value US$0.0001 per share, of the Registrant, that are issuable under the Registrant’s 2019 Share Incentive Plan. These Class A ordinary shares are additional securities of the same class as other securities for which a registration statement (File No. 333-235747) on Form S-8 relating to the 2019 Share Incentive Plan was filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2019. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant are incorporated herein by reference.

(1)         The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2025 (File No. 001-39117) filed on April 23, 2026 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)       The description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Exchange Act filed on November 1, 2019, as modified by any amendment or report filed for the purpose of updating such description (File No. 001-39117).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	The Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the current report on Form 6-K/A (File No. 001-39117), furnished with the Commission on May 19, 2026)
4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 filed on September 30, 2019, as amended) (Securities Act File No. 333-234006)
4.3	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1 filed on September 30, 2019, as amended) (Securities Act File No. 333-234006)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP
10.1	2019 Share Incentive Plan, as amended (incorporated herein by reference to Exhibit 4.1 to the Annual Report of the Registrant on Form 20-F/A filed with the Commission on May 19, 2026)
23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing fee table

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on June 17, 2026.

36Kr Holdings Inc.

By:	/s/ Xiang Li
Name:	Xiang Li
Title:	Director and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dagang Feng and Xiang Li, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2026.

Signature	Title

/s/ Dagang Feng	Chairman of the Board of Directors and Chief Executive Officer
Dagang Feng	(principal executive officer)

/s/ Yang Li	Director and Chief Content Officer
Yang Li

/s/ Xiang Li	Director and Chief Financial Officer
Xiang Li	(principal financial officer and principal accounting officer)

/s/ Wei Xu	Director
Wei Xu

/s/ Yifan Li	Independent Director
Yifan Li

/s/ Hendrick Sin	Independent Director
Hendrick Sin

/s/ Jing Xu	Independent Director
Jing Xu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of 36Kr Holdings Inc., has signed this registration statement or amendment thereto in New York on June 17, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.